Exhibit (c)(5)

Preliminary and Illustrative
Subject to Review and Refinement

Project Spark | Special Committee Discussion Materials

September 8, 2026

P / W / P
PERELLA WEINBERG PARTNERS

Preliminary and Illustrative
Subject to Review and Refinement

Overview of Updated ETP Model Changes

Assumes share price $32.00, Early Termination Rate 6.5%, and Close Date 1/1/2027

Tax Year	Payment Date	Years from Term Date	Total Tax Benefit Payment (Gross)			Total Early Termination Payment (Discounted)		
			EY 9/8/26 Model	EY 8/12/26 Model	Difference	EY 9/8/26 Model	EY 8/12/26 Model	Difference
12/31/2027	4/15/2028	1.3	$30,482,134	$32,441,189	($1,959,054)	$28,107,879	$29,909,181	($1,801,303)
12/31/2028	4/15/2029	2.3	31,172,384	33,194,516	(2,022,132)	26,990,014	28,735,880	(1,745,866)
12/31/2029	4/15/2030	3.3	31,959,050	34,028,766	(2,069,716)	25,982,285	27,660,164	(1,677,879)
12/31/2030	4/15/2031	4.3	32,840,245	34,958,932	(2,118,686)	25,069,188	26,681,921	(1,612,733)
12/31/2031	4/15/2032	5.3	33,785,237	35,960,280	(2,175,043)	24,212,314	25,766,621	(1,554,307)
12/31/2032	4/15/2033	6.3	34,776,634	37,007,155	(2,230,522)	23,401,693	24,898,346	(1,496,654)
12/31/2033	4/15/2034	7.3	35,903,230	38,192,697	(2,289,467)	22,685,254	24,127,677	(1,442,423)
12/31/2034	4/15/2035	8.3	37,173,926	39,526,929	(2,353,004)	22,054,587	23,446,534	(1,391,947)
12/31/2035	4/15/2036	9.3	37,535,117	39,957,661	(2,422,544)	20,906,135	22,251,593	(1,345,458)
12/31/2036	4/15/2037	10.3	37,399,418	39,914,996	(2,515,579)	19,559,205	20,871,205	(1,312,000)
12/31/2037	4/15/2038	11.3	37,514,928	40,119,070	(2,604,142)	18,422,174	19,697,571	(1,275,398)
12/31/2038	4/15/2039	12.3	37,484,585	40,192,082	(2,707,497)	17,283,825	18,529,032	(1,245,207)
12/31/2039	4/15/2040	13.3	37,768,849	40,606,427	(2,837,578)	16,349,194	17,574,479	(1,225,284)
12/31/2040	4/15/2041	14.3	37,007,057	40,027,815	(3,020,758)	15,041,722	16,266,719	(1,224,997)
12/31/2041	4/15/2042	15.3	37,764,932	41,288,000	(3,523,067)	14,412,924	15,754,779	(1,341,854)
12/31/2042	4/15/2043	16.3	8,340,361	9,118,428	(778,067)	2,988,812	3,267,073	(278,261)
12/31/2043	4/15/2044	17.3	1,841,963	2,013,799	(171,836)	619,684	677,377	(57,693)
12/31/2044	4/15/2045	18.3	406,796	444,746	(37,950)	128,504	140,468	(11,964)
12/31/2045	4/15/2046	19.3	89,841	98,222	(8,381)	26,648	29,129	(2,481)
12/31/2046	4/15/2047	20.3	19,841	21,692	(1,851)	5,526	6,040	(514)
12/31/2047	4/15/2048	21.3	4,382	4,791	(409)	1,146	1,252	(107)
12/31/2048	4/15/2049	22.3	968	1,058	(90)	238	260	(22)
12/31/2049	4/15/2050	23.3	203	224	(21)	47	52	(5)
12/31/2050	4/15/2051	24.3	45	49	(5)	10	11	(1)
12/31/2051	4/15/2052	25.3	10	11	(1)	2	2	(0)
12/31/2052	4/15/2053	26.3	2	2	(0)	0	0	(0)
12/31/2053	4/15/2054	27.3	0	1	(0)	0	0	(0)
TRA Liability on Tax Benefits After Close Date			**$541,272,139**	**$579,119,539**	**($37,847,400)**	**$324,249,010**	**$346,293,367**	**($22,044,357)**
TRA Liability on Tax Benefits Through Close Date			28,551,756	28,455,128	96,628	28,551,756	28,455,128	96,628
Remove: Previous TRA Payments			(5,597,897)	(5,597,897)	-	(5,597,897)	(5,597,897)	-
Total Payments			**$564,225,998**	**$601,976,770**	**($37,750,771)**	**$347,202,869**	**$369,150,598**	**($21,947,729)**

Commentary

EY provided updated preliminary ETP model on 9/8, reflecting the following changes from the 8/12 model:

- Revised model calculates estimated step-up on a per-holder basis
  - Prior model used each holder's tax capital account as a proxy
  - EY to further refine its calculation by holder to align with Spark's annual tax filings
- Revised model incorporates unit exchanges through 8/20/26
  - Unexchanged units reduced by ~400K from prior model
- EY expected to complete finalized ETP model in ~2 weeks
  - Final ETP remains subject to EY's review with variance unlikely to exceed +/- 10% from 9/8 model (per EY)

P / W / P
PERELLA WEINBERG PARTNERS

Source: Tax Buyer Models received 8/12/26 and 9/8/26

Purchase Price per Share Evolution

EQUITY VALUE BRIDGE


Equity Value per Share
$31.75
$32.00
$32.50
$32.50
$4,488
$35
$4,523
$71 (1)
$4,593
$22
($22) (2)
$4,593
Final Sequence / DFO Bid Submitted 9/1
Increase in Equity Offer Value
Final Sequence / DFO Bid Pre-TRA Concession on 9/3
Negotiated Value Transfer from TRA Holders to Common Shareholders
Final Agreed Equity Purchase Price on 9/4
Reduction in TRA ETP based on Revised EY Model
Revised Concession Reduction
Current Construct

($ in millions)	Revised Bid		Revised Agreement (Post TRA Concession)	
	Post Change in Capital Structure	**Pre-TRA Concession**	**Initial TRA Model**	**Revised TRA Model**
Enterprise Value	**$7,695**	**$7,731**	**$7,731**	**$7,731**
Existing Net Debt	2,311	2,311	2,311	2,311
Pre-Fund Deferred Payments & Earnouts	466	466	466	466
Other Debt Like Items	62	62	62	62
Total TRA Termination Payment	368	369	298	298
Implied TRA Concession	*0*	*0*	*71*	*49*
Total Uses of Funds (ex Equity Purchase Price)	**$3,207**	**$3,208**	**$3,137**	**$3,137**
Memo:				
Equity Value + TRA Payment	*$4,856*	*$4,892*	*$4,892*	*$4,892*
Implied TRA ETP Concession %	*0.0%*	*0.0%*	*19.1%*	*14.0%*
Implied TRA ETP Discount Rate	*6.5%*	*6.5%*	*9.9%*	*8.9%*

Preliminary and based on current EY estimates; ultimate implied concession / discount to be based on finalized partner tax basis analysis

P / W / P
PERELLA WEINBERG PARTNERS

Source: Spark TRA (10/28/19), Tax Buyer Model received 8/12/26 and 9/8/26, Shareholder Analysis 8.18.26 (VDR 7.7.6), Sequence Round 2 Proposal received 9/1/26

Note: Assumes 12/31/26 transaction close and fully diluted share count of 141.335M per Sequence Round 2 Proposal; includes PSUs vested to date and estimated units not yet determined by Spark Compensation Committee based on target; analysis assumes consistent TRA ETP before and after accounting for TRA concession; (1) TRA concession calculated using initial $369M estimated TRA ETP based on 8/12 EY model and $298M negotiated TRA ETP; (2) Revised TRA concession of $49M implied by $347M estimated TRA ETP based on 9/8 EY model and $298M negotiated TRA ETP

Preliminary and Illustrative
Subject to Review and Refinement

Comparison of TRA Concession on Price per Share Impact by ETP Model

TRA Concession %	Original ETP Model: ETP ($M)	Concession ($M)	Impact Per Share	Illustrative Price Per Share	Revised ETP Model: ETP ($M)	Concession ($M)	Embedded Value from Model Change ($M)	Total Value Change ($M)	Impact Per Share	Illustrative Price Per Share
0.00%	$369.2	$0.0	$0.00	$32.00	$347.2	$0.0	$21.9	$21.9	$0.16	$32.16
5.00%	350.7	18.5	0.13	32.13	329.8	17.4	21.9	39.3	0.28	32.28
10.00%	332.2	36.9	0.26	32.26	312.5	34.7	21.9	56.7	0.40	32.40
14.03%	317.4	51.8	0.37	32.37	298.5	48.7	21.9	70.7	0.50	32.50
15.00%	313.8	55.4	0.39	32.39	295.1	52.1	21.9	74.0	0.52	32.52
19.14%	298.5	70.7	0.50	32.50	280.7	66.5	21.9	88.4	0.63	32.63
20.00%	295.3	73.8	0.52	32.52	277.8	69.4	21.9	91.4	0.65	32.65
25.00%	276.9	92.3	0.65	32.65	260.4	86.8	21.9	108.7	0.77	32.77
Memo: 9.89% Discount Rate (Original Revised Discount Rate)					$281.2	$66.0	$21.9	$87.9	$0.62	$32.62

Revised model requires 14.03% concession (8.89% implied discount rate) to receive $32.50 / share(1)

19.14% TRA concession corresponded to 9.89% implied discount rate in original ETP model

P / W / P
PERELLA WEINBERG PARTNERS

Source: Spark TRA (10/28/19), Tax Buyer Model received 8/12/26 and 9/8/26, Shareholder Analysis 8.18.26 (VDR 7.7.6), Sequence Round 2 Proposal received 9/1/26
Note: Assumes 12/31/26 transaction close and fully diluted share count of 141.335M per Sequence Round 2 Proposal; includes PSUs vested to date and estimated units not yet determined by Spark Compensation Committee based on target; analysis assumes consistent TRA ETP before and after accounting for TRA concession; (1) Assumes total capital uses by Sequence / DFO remains fixed

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